Exhibit 10.12

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is made as of July 3, 2014 (the “Effective Date”), by and between TerraForm Power, Inc., a Delaware corporation (the “Company”), and the Investor(s) named in Schedule A hereto (the “Investors”).

RECITALS

WHEREAS, the Company intends to consummate an initial public offering (the “IPO”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”).

WHEREAS, the Investors desire to purchase from the Company, and the Company desires to sell and issue to the Investors, Common Stock having an aggregate purchase price equal to $45,000,000 (Forty-Five Million Dollars) concurrently with the consummation of the IPO at a price per share of Common Stock equal to the initial offering price in the IPO (the “IPO Price”), as set forth on the cover of the final prospectus filed with the Securities and Exchange Commission (the “SEC”), subject to adjustment as set forth in Section 1.1 below, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the SEC for the Company’s IPO.

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Stock. The Company agrees to issue and sell to the Investors, and each Investor severally (and not jointly) agrees to purchase from the Company, an aggregate of $45,000,000 (Forty-Five Million Dollars) of Common Stock in such proportion among the Investors as set forth on Schedule A (the “Investment Amount”) at the IPO Price (such purchase price per share to be paid by the Investor pursuant to this sentence, the “Per Share Purchase Price”). The number of shares of Common Stock to be sold by the Company and purchased by the Investor hereunder (the “Shares”) shall equal the number of shares determined by dividing the Investment Amount by the Per Share Purchase Price (rounded down to the nearest whole share and reducing the aggregate purchase price by the value of such fractional share). Payment of the aggregate purchase price for the Shares (the “Purchase Price”) shall be made at the Closing (as defined below) by wire transfer of immediately available funds to the account specified in writing by the Company to the Investors, subject to the satisfaction of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investors of the Shares, which Shares shall be in book entry form and registered in the name of the Investors on the books of the Company by the Company’s transfer agent.

1.2. Closing. The closing of the sale and purchase of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the closing of the IPO.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date). “Registration Statement” means the registration statement on Form S-1 (File No. 333-196345), originally submitted by the Company to the Commission on February 14, 2014 and publicly filed on May 29, 2014, as subsequently amended, including any prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended (“Securities Act”), and any free writing prospectuses, relating to the IPO.

2.1. Organization, Valid Existence and Qualification. The Company is a corporation, duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business in each jurisdiction in which it conducts its business, except where failure to be so qualified would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2. Registration Statement. The Registration Statement, as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and any prospectus used to confirm sales to investors will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

2.3. Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4. Valid Issuance of Shares. The Shares that are being purchased by each Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under applicable state and federal securities laws, (b) restrictions on transfer under the Lock-Up Agreement (as hereinafter defined), and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of such Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.5. Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of Shares contemplated by this Agreement, except (i) for the filing of notices of the sale of Shares pursuant to Regulation D promulgated under the Securities Act and applicable state securities laws, or (ii) where failure to obtain such consent, approval, order or authorization, or registration, qualification, designation, declaration or filing would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations or to the transactions contemplated herein. The Company is not in violation or default in any material respect of any provision of its certificate of formation, operating agreement, certificate of incorporation or bylaws, as applicable, or of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except for such violations or defaults of any federal or state statute, rule or regulation that would not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (i) a default in any material respect of any such instrument, judgment, order, writ or decree or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which would reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.6. Underwriting Agreement. Upon the execution of the Underwriting Agreement by the Company and the Underwriters, the Company hereby makes the same representations and warranties to each Investor that the Company makes to the Underwriters in the Underwriting Agreement pursuant to sections 1(a), 1(b), 1(c), 1(d), 1(e), 1(f), 1(g) and 1(l) thereof.

2.7. No Material Adverse Change. Since the date of this Agreement, there has been no change, event, condition or development that has had, or would reasonably be expected to result in, a material adverse effect on the Company’s financial condition, business or operations.

3. Representations and Warranties of the Investors. Each Investor hereby severally (and not jointly) represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1. Authorization. Such Investor is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization and has all requisite power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representations to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that such Investor is purchasing the Shares for such Investor’s own benefit and account for investment only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

3.3. No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4. Disclosure of Information. Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. Such Investor further acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied only upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of an investment in the Shares and the transactions contemplated hereby and suitability of an investment in the Shares and the transactions contemplated thereby for such Investor and its particular circumstances and has not relied upon any recommendations, representations, documents or due diligence information provided or advice by the Company. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5. Investment Experience. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor understands that the purchase of the Shares involves substantial risk. Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. Such Investor represents that the office in which its investment decision was made is located at the address set forth in Section 7.5.

3.6. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.7. Restricted Securities. Such Investor understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Investor also understands that there is no assurance that any exemption from registration under the Securities Act or such other securities laws as may be applicable will be available and that, even if available, such exemption may not allow such Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times such Investor might propose.

3.8. No Brokers. Such Investor has not incurred, and will not incur in connection with the purchase of the Shares any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

3.9 No Conflicts. The execution and delivery of this Agreement and the consummation of the sale and issuance of Shares contemplated herein will not conflict with, or constitute a default under, or result in a violation of (i) any of the provisions of such Investor’s organizational documents, (ii) any applicable laws or regulations, (iii) any order, judgment or decree, or (iv) any agreement to which such Investor is a party or is bound.

3.10 Regulatory Approvals and Consents. No approval or consent of any governmental authority or any other person is required in connection with such Investor’s execution and delivery of this Agreement, or its consummation of the sale and issuance of Shares contemplated herein.

4. Conditions to the Investor’s Obligations at Closing. The obligations of each Investor at Closing are subject to the fulfillment or waiver, on or by Closing, of each of the following conditions, which waiver shall be given by written notice to the Company.

4.1. Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 (a) that is not qualified as to materiality or material adverse effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing (except for any representation and warranty that addresses matters only as of a particular earlier date, which shall be true and accurate in all material respects on and as of such date) and (b) that is qualified as to materiality or material adverse effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing (except for any representation and warranty that addresses matters only as of a particular earlier date, which shall be true and accurate in all respects on and as of such date).

4.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3. IPO. The Registration Statement shall have been declared effective by the SEC. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions and structuring fees). The Company shall have received, pursuant to the IPO, aggregate proceeds of not less than $250,000,000 in cash.

4.4. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to each Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver shall be given by written notice to each Investor:

5.1. Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2. Performance. Such Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3. Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filing pursuant to Regulation D, promulgated under the Securities Act and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

5.4. IPO. The Underwriters shall have purchased, concurrent with the purchase of the Shares by the Investors hereunder, the Firm Shares at the IPO Price (less any underwriting discounts or commissions and structuring fees). The Company shall have received, pursuant to the IPO, aggregate proceeds of not less than $250,000,000 in cash.

5.5. Lock-Up Agreement. Such Investor shall have executed and delivered to the Underwriters a lock-up agreement in the form attached to the Underwriting Agreement (the “Lock-Up Agreement”). Such Lock-Up Agreement shall be in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares in accordance with its terms.

6. Other Rights and Obligations of the Parties.

6.1. Registration Rights.

(a) Demand Registration.

(i) Subject to the conditions of this Section 6.1(a), if the Company shall receive a written request from the Investors on one or more occasions that the Company file a registration statement under the Securities Act, on Form S-1 (“Long-Form Registration”), Form S-3 (“Short-Form Registration”), or any successor form thereto, covering the registration of the Shares, then the Company shall, as expeditiously as reasonably possible, effect the registration under the Securities Act of all Registrable

Securities (as defined below) that the Investors have requested to be registered, provided that for any registration pursuant to this Section 6.1(a), the aggregate market value of the Registrable Securities to be registered (or included in a takedown from a Resale Shelf involving an underwritten offering or a block trade) must be at least $20 million as of the date of the request for such registration or takedown (or at least $10 million as of the date of such request in the event that the Registrable Securities to be registered (or included in a takedown from a Resale Shelf involving an underwritten offering or a block trade) constitute all Registrable Securities as of the date of such request). At any time when the Company is eligible to file a registration statement on Form S-3 for a secondary offering of equity securities pursuant to Rule 415 under the Securities Act (a “Resale Shelf”), any registration statement requested pursuant to this Section 6 shall be made as a Resale Shelf. In such event, unless a shorter period is requested by the Investors, the Company shall maintain such Resale Shelf until the earliest of (i) the date on which the Investors cease to hold Registrable Securities covered by such Resale Shelf, (ii) the third anniversary of the date of filing such registration statement and (ii) the date as of which there are no longer any Registrable Securities covered by such Resale Shelf. Following the effectiveness of a Resale Shelf, any resale of Shares pursuant to this Section 6 shall be in the form of a “takedown” from such Resale Shelf rather than a separate registration statement. Each Investor agrees that, except as required by applicable law, such Investor shall treat as confidential the submission of a request for registration and shall not disclose or use the information contained in such request without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Investor in breach of the terms of this Agreement.

(ii) If the Investors intend to distribute the Registrable Securities covered by its request by means of an underwriting, the Investors shall so advise the Company as part of its request made pursuant to this Section 6.1(a). In such case, each of the Company and the Investors shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Investors participating in the offering (which underwriter or underwriters shall be reasonably acceptable to the Company). If the underwriter advises the Company that marketing, pricing or other similar factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise the Investors, and the number of shares that may be included in the underwriting shall be reduced accordingly pro rata among the respective holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced below 25% of the Registrable Securities requested to be included in such registration unless all other securities of the Company are first entirely excluded from the underwriting.

(iii) The Investors shall be entitled to only up to two (2) Long-Form Registrations (provided that the Investors shall only be entitled to request the second Long-Form Registration at a time when the Company is not eligible to file a registration statement on Form S-3 for a secondary offering of equity securities) and up to five (5) Short-Form Registrations (including takedowns from a Resale Shelf involving an underwritten offering or a block trade) pursuant to this Section 6.1(a), provided, however, that if the number of shares of Registrable Securities requested by the Investors to be included in either a Short-Form Registration or a Long Form Registration is reduced by more than 20% below that number requested by the Investors pursuant to Section 6.1(a)(ii), such registration shall not count against the limits set forth in this Section 6.1(a)(iii).

(iv) The Company shall not be required to effect a registration, or a takedown from a Resale Shelf (which, solely in the case of clauses (B), (D) and (E) below, involves an underwritten offering or a block trade), pursuant to this Section 6.1(a):

(A) prior to the expiration of the Holdback Period;

(B) within 90 days after the Company has effected a registration, or a takedown from a Resale Shelf involving an underwritten offering or a block trade, pursuant to this Section 6.1(a) and such registration has been declared or ordered effective or such takedown from a Resale Shelf shall have been completed;

(C) if, within five (5) days of receipt of a written request from the Investor pursuant to this Section 6.1(a), the Company acting in good faith gives notice to the Investor of the Company’s intention to file a registration statement within forty-five (45) days, other than pursuant to a Special Registration Statement; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period,

(D) if the Company shall furnish to the Investor a certificate signed by the Chairman of the Board of Directors or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time (including without limitation if such registration statement would materially adversely affect any proposal or plan of the Company or its Subsidiaries to engage in any material acquisition of assets or stock or any merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or its Subsidiaries), in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Investor; provided such sixty (60 day period may be extended for an additional sixty (60) days with the consent of the Investors requesting the registration, which consent shall not be unreasonably withheld; provided further, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

(E) more than twice in any twelve (12) month period.

(v) The Company may suspend the use of a prospectus that is part of a Resale Shelf for up to sixty (60) days in the circumstances specified in Section 6.1(a)(iv)(D) upon delivering to the Investor the certificate specified in Section 6.1(a)(iv)(D) (a “Suspension Notice”); provided such sixty (60 day period may be extended for an additional sixty (60) days with the consent of the Investor, which consent shall not be unreasonably withheld; provided further, that such suspension right shall be exercised by the Company not more than once in any twelve (12) month period. A holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to such registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the holders. The Company shall act in good faith to permit any suspension period contemplated by this Section 6.1(a)(v) to be concluded as promptly as reasonably practicable.

(vi) Each Investor agrees that, except as required by applicable law, such Investor shall treat as confidential the receipt of any notice pursuant to Section 6.1(a)(iv)(D) or any Suspension Notice and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by an Investor in breach of the terms of this Agreement.

(b) Piggyback Registrations.

(i) After the expiration of the Holdback Period, for so long as any Investor holds Registrable Securities, the Company shall notify the Investors in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of equity securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements and any registration statement filed pursuant to a demand under Section 6.1(a)) and will afford the Investor a reasonable opportunity to include in such public offering all or part of such Registrable Securities held by the Investor. If an Investor desires to include in any such public offering all or any part of the Registrable Securities held by it, such Investor shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Investor. If the Investor decides not to include all of its Registrable Securities in any public offering thereafter filed by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent public offering or public offerings as may be made by the Company, all upon the terms and conditions set forth herein.

(ii) If the public offering of which the Company gives notice under this Section 6.1(b) is for an underwritten offering, the Company shall so advise the Investors. In such event, the right of an Investor to include Registrable Securities in a public offering pursuant to this Section 6.1(b) shall be conditioned upon its participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. Each of the Company and such Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Investors participating in the offering). Notwithstanding any other provision of this Agreement, if the underwriter determines that marketing, pricing or similar factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, shares that the Company proposes to sell (if participating in the offering); (ii) second, shares that SunEdison or its Affiliates (if participating in the offering) propose to sell; (iii) third, the Registrable Securities requested to be included in such underwriting and the shares that other stockholders with registration rights requested to be included in such underwriting which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities and other shares on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such underwriting which, in the opinion of the underwriters, can be sold without any such adverse effect.

(iii) The Company shall have the right to terminate or withdraw any public offering initiated by it under this Section 6.1(b) whether or not an Investor has elected to include securities in such public offering, and shall promptly notify the Investors (if any has elected to include shares in such public offering) of such termination or withdrawal.

(c) Expenses. All Registration Expenses incurred in connection with any registrations pursuant to this Section 6 shall be borne by the Company, provided that the Investors shall promptly reimburse the Company up to $150,000 for the second Long-Form Registration requested under this Section 6. The Investors shall pay the fees and disbursements of their own counsel in connection with any registration pursuant to this Section 6. All Selling Expenses incurred in connection with any registrations pursuant to this Section 6 shall be borne by the Investor.

(d) Assignment of Registration Rights. The rights granted to the Investor pursuant to this Section 6 may not be assigned, in whole or in part, other than, after the expiration of the Holdback Period, to a Permitted Transferee without the prior written consent of the Company.

(e) Indemnification.

(i) By the Company. If underwriters are engaged in connection with any registration referred to in Section 6, the Company shall provide indemnification, representations, covenants, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters and the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor, its directors and officers, and each person, if any, who controls the Investor within the meaning of the Securities Act and the Exchange Act, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any

Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission or so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by such Investor.

(ii) By Holders. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto and shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of material fact contained in the registration statement, the related prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for inclusion in such document; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(f) Cooperation by the Company. In connection with any registration effected by the Company pursuant to Section 6, the Company shall:

(i) as soon as reasonably practicable, prepare and file with the Commission a registration statement on any form available for the sale of such Registrable Securities in accordance with the Investors’ intended method of distribution thereof (unless a particular form is otherwise specified by this Agreement, in which case the Company shall use the specified form), and cause such registration statement to become effective; provided, however, that (A) before filing a registration statement or prospectus or any amendments or supplements thereto (including any documents incorporated by reference therein), or before using any free writing prospectus, the Company shall provide the single law firm selected as counsel by the Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector (as defined herein) with an adequate and appropriate opportunity to review and comment on such registration statement, each prospectus included therein (and each amendment or supplement thereto) and each free writing prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (B) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities pursuant to such registration statement of any stop order issued or threatened by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered;

(ii) as soon as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all Registrable Securities registered thereon have been disposed of pursuant to such registration statement; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) as soon as reasonably practicable, furnish to each seller of Registrable Securities, prior to filing a registration statement, at least one copy of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), any prospectus filed pursuant to Rule 424 promulgated under the Securities Act and any free writing prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) as soon as reasonably practicable, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all Registrable Securities registered thereon have been disposed of pursuant to such registration statement or otherwise cease to be Registrable Securities, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(v) as soon as reasonably practicable, notify each seller of Registrable Securities: when a prospectus, any prospectus supplement, any free writing prospectus, a registration statement or a post-effective amendment to a registration statement has been filed with the Commission, and, with respect to a registration statement or any post-effective amendment, when the same has become effective; of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement, related prospectus or free writing prospectus or for additional information; of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose; of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such registration statement, related prospectus or free writing prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the registration statement, prospectus or free writing prospectus in order that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or free writing prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and of the determination by counsel of the Company that a post-effective amendment to a registration statement is necessary or advisable;

(vi) as soon as reasonably practicable, upon the occurrence of any event contemplated by paragraph (v) above, prepare a supplement or amendment to such registration statement, related prospectus or free writing prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such registration statement, prospectus or free writing prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, the need for a post-effective amendment identified pursuant to paragraph (v) above shall have been addressed and in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus or free writing prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings;

(vii) make available at reasonable times during normal business hours for inspection by any seller of Registrable Securities, any managing underwriter or placement agent participating in any disposition of such Registrable Securities pursuant to a registration statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (collectively, the “Inspectors”), all financial and other records, pertinent organizational documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement, in each case subject to the Inspectors agreeing to customary confidentiality obligations. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Inspector’s reasonable judgment, to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, or by an administrative or regulatory authority, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(ix) enter into and perform customary agreements (including underwriting, placement agent and indemnification and contribution agreements in customary form) with any placement agent or underwriter retained at the request of the Investors participating in the offering and use its commercially reasonable best efforts to obtain a “cold comfort” letter or letters, dated as of such date or dates as the underwriter or placement agent reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the underwriter or placement agent reasonably requests;

(x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriter or placement agent for sale pursuant to such registration or, if such securities are not being sold through an underwriter or placement agent, on the date on which Shares are sold under a registration statement, an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriter or placement agent, if any, and to the seller making such request, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriter or placement agent, if any, and such seller may reasonably request and are customarily included in such opinions and negative assurance letters;

(xi) with respect to each free writing prospectus or other materials to be included in an offering disclosure package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such free writing prospectus or other materials without the prior written consent of the holders of the Registrable Securities covered by such registration statement, which free writing prospectuses or other materials shall be subject to the review of Holders’ Counsel;

(xii) as soon as reasonably practicable and within the deadlines specified by the Securities Act, make all required filings of all prospectuses and free writing prospectuses with the Commission;

(xiii) as soon as reasonably practicable and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby);

(xiv) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(xv) cause all such Registrable Securities to be listed on each securities exchange on which the Shares being offered are then listed;

(xvi) use commercially reasonable efforts to keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 6 and provide Holders’ Counsel with all material correspondence with the Commission in connection with any such registration statement;

(xvii) reasonably cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) if such registration is pursuant to a short-form registration statement, include in the body of the prospectus included in such registration statement such additional information for marketing purposes as the underwriter, if any, or Investors reasonably requests; and

(xix) use commercially reasonably efforts to take all other steps reasonably necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.

(g) Certain Definitions. For purposes of this Section 6.1, the following terms shall have the following respective meanings:

“Affiliate” of any person means any other person controlled by, controlling or under common control with such person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Commission” means the United States Securities and Exchange Commission.

“Permitted Transferee” means, with respect to any Investor, any Affiliate of the Investor or any person or entity who is a partner or limited liability company member (including limited partners, retired partners, withdrawn members, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of such Investor to whom Registrable Securities are (or are to be) transferred, in each case who agrees to be bound by the terms of this Agreement applicable to the exercise of registration rights, unless such transferred Shares shall cease to be Registrable Securities in connection with such transfer.

“Registrable Securities” means the Shares acquired by the Investors pursuant to this Agreement or otherwise acquired by an Investor from time to time and any securities that may be issued or distributed in respect of, or in substitution for, any Shares by way of dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction. Notwithstanding the foregoing, Registrable Securities shall not include any securities: (i) that have been sold or disposed of in accordance with an effective registration statement covering such securities; (ii) that have been sold or disposed of in accordance with Rule 144 (or any similar provision then in force under the Securities Act); or (iii) that have been repurchased by the Company or a Subsidiary of the Company. Notwithstanding the foregoing, after the later of (1) the five-year anniversary of the Effective Time and (2) the date on which all Registrable Securities held by any person may be sold under Rule 144(b)(1)(i) without limitation under any other of the requirements of Rule 144, the securities held by such person shall be deemed not to be Registrable Securities upon notice from the Company to such person and the Company shall, at such person’s request, remove the legend provided for in Section 6.2(a).

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and expenses relating to the removal of legends and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). For the avoidance of doubt, the legal fees, expenses and disbursements of counsel for the Investors or other holders of Registrable Securities shall not be Registration Expenses.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

“Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan (including a registration statement on Form S-8 or any successor form thereto), (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction (including a registration statement on Form S-4 or any successor form thereto), (iii) a registration statement related to non-convertible debt securities, (iv) a registration statement related to stock issued upon conversion of debt securities or (v) any other registration that does not include substantially the same categories of information as would be required to be included in a registration statement covering the sale of Registrable Securities.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“SunEdison” means SunEdison, Inc., a Delaware corporation.

(g) Holdback Agreements. Upon the request of the Company, each holder of Registrable Securities shall enter into lock up agreements with the managing underwriter(s) of an underwritten offering in such form as agreed to by the Company (in the case of a primary offering) or holders of a majority of the shares of Common Stock included in such underwritten offering (regardless of whether any Registrable Securities are included in such underwritten offering). In the absence of any such lock up agreement, each holder of Registrable Securities agrees as follows:

(i) in connection with the IPO, such holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Common Stock or other securities of the Company (including Common Stock or other securities of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Commission) (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise, (D) exercise any demand registration rights pursuant to Section 6(a) (each of (A), (B), (C) and (D) above, a “Sale Transaction”), or (E) publicly disclose the intention to enter into any Sale Transaction, commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities that a preliminary prospectus has been circulated for the IPO or the “pricing” of such offering and continuing to the date that is 180 days following the date of the final prospectus for the IPO (the “Holdback Period”), unless the underwriters managing the IPO otherwise agree in writing;

(ii) in connection with all other underwritten offerings, such holder shall not effect any Sale Transaction commencing on the earlier of the date on which the Company gives notice to the holders of Registrable Securities of the circulation of a preliminary or final prospectus for such Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus for such offering (a “Follow-On Holdback Period”), unless, if an underwritten offering, the underwriters managing the offering otherwise agree in writing, and provided that each other holder of Registrable Securities is subject to substantially the same restrictions and each holder of Registrable Securities shall be released from its obligations under this clause to the extent that any other holder of Registrable Securities is released; and

(iii) in the event that (A) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the Holdback Period or any Follow-On Holdback Period (as applicable) or (B) prior to the expiration of the Holdback Period or any Follow-On Holdback Period (as applicable), the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with FINRA Rule 2711(f)(4), the Holdback Period or the Follow-On Holdback Period (as applicable) shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 6.1(g) until the end of such period, including any Holdback Extension. Notwithstanding the foregoing, the restrictions in this Section 6.1(g) shall not restrict transfers of Registrable Securities by the Investors to Permitted Transferees, provided that any such Permitted Transferees agree in writing to hold the Registrable Securities subject to the terms and provisions of any lock up agreement applicable at that time to such Investor.

6.2. Legends.

(a) It is understood that the book-entry credits evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(b) If any Shares are registered for sale under the Securities Act or cease to be subject to restrictions on transfer under applicable state and federal securities laws, the Company, upon the written request of an Investor, shall promptly direct the Company’s transfer agent to remove the legends set forth in Section 6.2 or any similar legends with respect to the Shares owned by such Investor.

6.3. Reports. The Company will use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder, and the Company will take such further action as the Investors may reasonably request to the extent required from time to time to enable the Investors following the IPO to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of an Investor, the Company will deliver to the Investor a written statement as to whether the Company has complied with the filing requirements set forth in the preceding sentence and, if not, the specifics thereof.

6.4. Integration. The Company shall not sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares to the Investors in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors or result in any violation of the Securities Act.

6.5. Publicity. The Company shall not issue any such press release or otherwise make any public statement or disclosure regarding the transaction contemplated by this Agreement without the prior consent of the Investors (which consent shall not unreasonably be withheld, conditioned or delayed), except if such disclosure is required by law, in which case the Company shall promptly provide the Investors with prior written notice of such public statement or disclosure.

Notwithstanding the foregoing, the Investors acknowledge and agree that the terms of this Agreement shall be disclosed in the Registration Statement and this Agreement shall be filed as an exhibit thereto.

6.6 Transfer and Ownership Restrictions. Such Investor acknowledges that the Company will adopt an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in connection with the closing of the IPO and that such Certificate of Incorporation will contain certain restrictions on the transfer and ownership of shares of the Company’s stock, including that no person, together with its FERC Affiliates (as such term will be defined in the Certificate of Incorporation), may directly and/or indirectly beneficially own, control and/or hold power to vote shares of the Company’s stock representing 10% or more of the outstanding voting power of the Company (calculated as set forth in the Certificate of Incorporation) without the prior written consent of the board of directors of the Company or as otherwise set forth in the Certificate of Incorporation, and such Investor agrees to be bound by such restriction.

7. Miscellaneous.

7.1. Survival of Representations and Warranties; Indemnification. The representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor or any Company.

7.2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

7.3. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

7.4. Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined and (b) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.5. Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; or (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with delivery charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to the Investors:

In the name of such Investor in care of:

Altai Capital Management, L.P.
152 West 57th Street, 10th Floor
New York, NY 10019
Facsimile:	800-642-2526
Attention:	Steven Tesoriere

With a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Facsimile:	212-757-3990
Attention:	Steven J. Williams, Esq.
Raphael M. Russo, Esq.

and

(b) if to the Company:

TerraForm Power, Inc.
12500 Baltimore Ave.
Beltsville, MD 20705
Facsimile:	240-264-8100
Attention:	General Counsel

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
Facsimile: 312-862-2200
Attention:	Dennis M. Myers, P.C.

7.6. No Finder’s Fees. Each Investor severally (and not jointly) agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

7.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the total number of Shares held by all Investors. Any amendment or waiver effected in accordance with this Section 7.7 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities, and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.8. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.9. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.10. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, their Permitted Transferees and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

7.11. Costs, Expenses. Except as otherwise expressly provided herein, the Company and the Investors will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.12. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.13. Termination. This Agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either the Company, on the one hand, or either of the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (b) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters, (c) the Registration Statement is withdrawn, (d) the Underwriting Agreement has not become effective by September 30, 2014, or (e) the written consent of each of the Company and the Investors.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK PURCHASE AGREEMENT as of the date first written above.

COMPANY:

TerraForm Power, Inc.

By:	/s/ Sebastian Deschler
Name:	Sebastian Deschler
Title:	Senior Vice President, General Counsel and Secretary

INVESTOR:

Altai Capital Master Fund, Ltd.

By: Altai Capital Management, L.P. as Investment Adviser

By:	/s/ Toby E. Symonds
Name:	Toby E. Symonds
Title:	Authorized Signatory

Schedule A

Investor Name	Amount
Altai Capital Master Fund, Ltd.	$45,000,000